Exhibit 99.1
For Immediate Release
---------------------
Wednesday, May 2, 2007


For further information contact
Richard J. Jarosinski
President and Chief Executive Officer
Portec Rail Products, Inc.
(412) 782-6000, ext. 4230

Press Release

Portec Rail Products, Inc. Reports 2007 First Quarter Operating Results (unaudited)

Pittsburgh, PA, - Wednesday, May 2, 2007 - Portec Rail Products, Inc. (NASDAQ Global Market -"PRPX") today announced unaudited net income of $1,205,000 or $0.13 per share on average basic and diluted shares outstanding of 9,601,779 and 9,586,213, respectively, for the three months ended March 31, 2007. This compares to unaudited net income of $1,033,000 or $0.11 per share on average basic and diluted shares outstanding of 9,601,779 for the three months ended
March 31, 2006. During the first quarter of 2007, the Company incurred non-recurring costs of $158,000, net of tax, or approximately $0.02 per share, associated with the sale of its Wrexham, Wales, United Kingdom property. The Company also incurred approximately $163,000, net of tax, or approximately $0.02 per share, for costs associated with first year Sarbanes-Oxley compliance efforts during the first quarter of 2007. Net sales for the first quarter of 2007 were $27.5 million compared to $23.1 million for the first quarter 2006.

Richard J. Jarosinski, President and Chief Executive Officer said, "We are very pleased with our overall performance this quarter. Our core track component businesses showed solid and improved performance, and Kelsan Technologies in particular had a significant improvement in operating and net income compared to the first quarter of 2006. The acquired businesses of Vulcan Chain and Coronet Rail also contributed to our higher sales and net income for the quarter. Additionally, our United Kingdom consolidation is now complete, as our UK rail operations are now in Sheffield, England and our material handling business is now in Leicester, England. These businesses will now operate in a manner that we feel will provide more value to the respective customer base. In North America, we completed the integration of the acquired Vulcan Chain product line into our Huntington, West Virginia manufacturing facility during the quarter, which has strengthened our Shipping Systems Division. New order bookings were also strong throughout the first quarter and we ended March with a backlog of $20 million."

Mr. Jarosinski continued, "Our product development efforts also continued during the quarter, with the remote performance monitoring feature added to the Protector IV Friction Management system in various field locations. Additionally, testing has continued on Salient Systems' new Rail Stress Monitor design with Sumitomo in Japan and at several locations in North America."

Mr. Jarosinski concluded, "We are encouraged by our performance this quarter and are confident that the overall health of the industry is very good. Our backlog is strong and the outlook for the industry remains positive."

Portec Rail Products, Inc., headquartered in Pittsburgh, Pennsylvania, manufactures, supplies and distributes a broad range of railroad products, including rail joints, rail anchors and spikes, railway friction management products, railway wayside data collection and data management systems and load securement systems. The Company's largest business unit, the Railway Maintenance Products Division, operates a manufacturing and assembly plant in Huntington, West Virginia, an engineering and assembly facility in Dublin, Ohio (Salient Systems), and is also headquartered in Pittsburgh. The Company also has two Canadian subsidiaries, one of which is headquartered near Montreal with a manufacturing operation in St. Jean, Quebec and the other headquartered in Vancouver, British Columbia that is a technology and manufacturing facility (Kelsan Technologies). In addition, the Company sells load securement systems to the railroad freight car market through its Shipping Systems Division located near Chicago, Illinois. The Company also manufactures railway products and material handling equipment in the United Kingdom with operations in Leicester, England and Sheffield, England. Portec Rail Products, Inc.'s web site address is www.portecrail.com.

The foregoing information contains forward-looking statements. The Company cautions that such statements are subject to a number of uncertainties. The Company identifies below important factors that could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. In particular, the Company's future results could be affected by a variety of factors, such as customer demand for our products; competitive dynamics in the North American and worldwide railroad and railway supply industries; capital expenditures by the railway industry in North America and worldwide; the development and retention of sales representation and distribution agreements with third parties; fluctuations in the cost and availability of raw materials and supplies; currency rate fluctuations; and exposure to pension liabilities. Additional cautions regarding forward-looking statements are provided in the Company's Form 10-K for the year ended December 31, 2006 and Form 10-Q for the period ended September 30, 2006 under the heading "Cautionary Statement Relevant to Forward-looking Statements." The Company does not undertake, and specifically disclaims, any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

         Portec Rail Products, Inc.
         Consolidated Statements of Income
         (In thousands, except share and per share data)


                                                             Three Months Ended
                                                                  March 31
                                                     ---------------------------------
                                                             2007            2006
                                                     ---------------------------------
                                                                (Unaudited)

    Net sales                                          $     27,484    $     23,115
    Cost of sales                                            19,438          16,276
                                                     ---------------------------------
    Gross profit                                              8,046           6,839

    Selling, general and administrative                       5,663           5,034
    Amortization expense                                        306             170
                                                     ---------------------------------
    Operating income                                          2,077           1,635

    Interest expense                                            317             209
    Other income, net                                           (70)             (2)
                                                     ---------------------------------
    Income before income taxes                                1,830           1,428
    Provision for income taxes                                  625             395
                                                     ---------------------------------

    Net income                                         $      1,205    $      1,033
                                                     =================================


    Earnings per share
        Basic and diluted                              $       0.13    $       0.11

    Average basic shares outstanding                      9,601,779       9,601,779
    Average diluted shares outstanding                    9,586,213       9,601,779

         Consolidated Condensed Balance Sheets
         (In thousands)


                                                       March 31                                        December 31
                                                         2007                                              2006
                                                   ------------------                               -------------------
                                                      (Unaudited)                                       (Audited)
    Assets
    Current assets                                   $     45,406                                     $     45,793
    Property, plant and equipment, net                     10,523                                           10,403
    Goodwill and other intangibles, net                    44,901                                           44,920
    Other assets                                              662                                              566
                                                   ------------------                               -------------------
        Total assets                                 $    101,492                                     $    101,682
                                                   ==================                               ===================

    Liabilities and Shareholders' Equity
    Current liabilities                              $     22,893                                     $     21,022
    Other liabilities and long-term debt
       obligations                                         25,073                                           27,564
    Shareholders' equity                                   53,526                                           53,096
                                                   ------------------                               -------------------
        Total liabilities and shareholders'          $    101,492                                     $    101,682
         equity                                    ==================                               ===================
